Exhibit 99.1

SAFEGUARD SCIENTIFICS ENTERS INTO

NEW $75 MILLION SECURED CREDIT FACILITY

Proceeds will enable the Company to pursue long-term growth opportunities

Radnor, PA, May 12, 2017 — Safeguard Scientifics, Inc. (NYSE:SFE) announced today that the Company has entered into a new $75 million secured, revolving credit facility with HPS Investment Partners, LLC, a leading global investment firm.

At closing, the Company drew $50 million under the credit facility. The credit facility has a three-year term with a scheduled maturity of May 11, 2020 and bears interest at a floating rate. Proceeds from the new facility will be used to repurchase/repay a portion of the Company’s 5.25% convertible senior debentures due May 2018 and for general business purposes including new and follow-on capital deployments in promising, growth-stage technology-driven enterprises.

“The HPS-funded facility provides Safeguard with the necessary strategic, tactical and financial flexibility to drive shareholder value,” said Stephen T. Zarrilli, President and CEO. “This borrowing facility is different from the Company’s prior debt facilities because it enables us to leverage the Company’s assets, to pursue long-term growth opportunities.”

About Safeguard Scientifics

Safeguard Scientifics (NYSE:SFE) provides capital and relevant expertise to fuel the growth of technology-driven businesses in healthcare, financial services and digital media. Safeguard targets companies that are capitalizing on the next wave of enabling technologies with a particular focus on the Internet of Everything, enhanced security and predictive analytics. Safeguard typically deploys between $5 million and $25 million over the course of its partnership with a company, initially investing in a Series A or B Round and opportunistically in a Seed Round. Safeguard has a distinguished track record of fostering innovation and building market leaders that spans more than six decades. For more information, please visit www.safeguard.com or follow us on Twitter @safeguard.

About HPS Investment Partners

HPS Investment Partners, LLC is a leading global investment firm with a focus on non-investment grade credit. Established in 2007, HPS has approximately 100 investment professionals and over 200 total employees, and is headquartered in New York with ten additional offices globally. HPS was originally formed as a unit of Highbridge Capital Management, LLC, a subsidiary of J.P. Morgan Asset Management, and formerly known as Highbridge Principal Strategies, LLC. In March 2016, the principals of HPS acquired the firm from J.P. Morgan, which retained Highbridge’s hedge fund strategies. As of March 2017, HPS has approximately $39 billion of assets under management.

Forward-looking Statements

Except for the historical information and discussions contained herein, statements contained in this release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Our forward-looking statements are subject to risks and uncertainties. The risks and uncertainties that could cause actual results to differ materially include, among others, our ability to make good decisions about the deployment of capital, the fact that our partner companies may vary from period to period, our substantial capital requirements and absence of liquidity from our partner company holdings, fluctuations in the market prices of our publicly traded partner company holdings, competition, our inability to obtain maximum value for our partner company holdings, our ability to

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attract and retain qualified employees, market valuations in sectors in which our partner companies operate, our inability to control our partner companies, our need to manage our assets to avoid registration under the Investment Company Act of 1940, and risks associated with our partner companies, including the fact that most of our partner companies have a limited history and a history of operating losses, face intense competition and may never be profitable, the effect of economic conditions in the business sectors in which Safeguard’s partner companies operate, and other uncertainties described in our filings with the Securities and Exchange Commission. Many of these factors are beyond the Company’s ability to predict or control. As a result of these and other factors, the Company’s past financial performance should not be relied on as an indication of future performance. The Company does not assume any obligation to update any forward-looking statements or other information contained in this press release.

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SAFEGUARD CONTACT:
John E. Shave III
Senior Vice President, Investor Relations and Corporate Communications
610.975.4952 jshave(at)safeguard(dot)com

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